DUTCHFORK BANCSHARES, INC.
                            NONCOMPETITION AGREEMENT


     This Noncompetition Agreement (the "Agreement") is entered into as of July 29, 2003, by and between DutchFork Bancshares, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware and the holding company for Newberry Federal Savings Bank (the "Bank"), with its principal offices at 1735 Wilson Road, Newberry, South Carolina 29108, and J. Thomas Johnson (the "Executive").

     WHEREAS, the Executive is the Chairman of the Board and Chief Executive Officer of the Company and the Bank; and

     WHEREAS, the parties hereto acknowledge that Executive occupies a unique position of trust and confidence with respect to the Company and the Bank; and

     WHEREAS, the parties further acknowledge that, by virtue of said position, the Executive has acquired significant knowledge relating to the business of the Company and the Bank; and

     WHEREAS, the Board of Directors recognizes that current noncompetition provisions of the Executive's employment agreement are insufficient to protect the Company in the event of a termination of employment by the Executive; and

     WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its shareholders to protect the business and goodwill associated with the Company and the Bank by strengthening restrictions on the Executive's ability to enter into certain competitive business activities following a termination of employment; and

     WHEREAS, the Executive has agreed to accept such limitations on his ability to compete with the Company and the Bank, in exchange for the consideration to be provided by the Company hereunder.

     NOW,  THEREFORE,  in  consideration  of the  foregoing,  and for  good  and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

     1. The Executive agrees that, upon the Executive's termination of employment within three years after the date of this Agreement for any reason other than a Termination for Cause, as defined in Section 5 hereof, the Executive will not, directly or indirectly:

          (a) become a director, officer, employee, shareholder, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which









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     has an office in any county, city, town or similarly organized community in which the Company or the Bank has an office or branch or has filed an application for regulatory approval to establish an office or branch, or any other entity whose business in the aforesaid geographic area materially competes with the depository, lending or other business activities of the Company or any of its subsidiaries (in each case, a "Competing Business"), provided, however, that this provision shall not prohibit the Executive from owning bonds, non-voting preferred stock or up to five percent (5%) of the outstanding common stock of any such entity if such common stock is publicly traded;

          (b) solicit or induce, or cause others to solicit or induce, any employee of the Company or any of its subsidiaries to leave the employment of such entities; or

          (c) solicit (whether by mail, telephone, personal meeting or any other means) any customer of the Company or any of its subsidiaries to transact business with any other entity, whether or not a Competing Business, or to reduce or refrain from doing any business with the Company or its subsidiaries, or interfere with or damage (or attempt to interfere with or damage) any relationship between the Company or its subsidiaries and any such customers.

     2. The Executive hereby agrees to comply with the provisions of Section 1 for a period of thirty-six (36) months following the date of the Executive's termination of employment.

     3. In consideration of the obligations and commitments of the Executive under this Agreement, the Company shall pay to the Executive an amount equal to Seven Hundred and Fifty Thousand Dollars ($750,000), with applicable withholding taxes to be subtracted from such amount. Payment shall be made in a lump sum on the date of the Executive's termination of employment.

     4. Notwithstanding any other provision hereof, the Executive agrees to treat as confidential all information (excluding, however, information contained in publicly available reports filed by the Company with any governmental entity and information published or disclosed to the public by a third party) concerning the records, properties, books, contracts, commitments and affairs of the Company and/or its subsidiaries and affiliates, including, but not limited to, information regarding accounts, shareholders, finances, strategies, marketing, customers and potential customers (their identities, preferences, likes and dislikes) and other information of a similar nature not available to the public.

     5. No payments shall be made to the Executive under this Agreement upon the Executive's Termination for Cause. "Termination for Cause" shall mean termination of employment because of Executive's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement.





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     6. No rights under this Agreement shall be assignable nor duties  delegable by either party, except that the Company may assign any of its rights hereunder to any acquiror of all or substantially all of the assets of the Company. This Agreement will inure to the benefit of and be binding upon any successor to the Company by merger or consolidation or any other change in form or any other person or firm or entity to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, their successors in interest and permitted transferees, any rights or remedies under or by reason of this Agreement unless expressly so stated to the contrary.

     7. The parties hereto expressly agree and acknowledge that the terms of this Agreement shall supersede the non-competition provisions contained in Sections 9 and 10 of the Employment Agreement between the Company and the Executive, dated as of June 29, 2000.

     8. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of Delaware, without reference to its principles of conflict of laws, except to the extent that federal law shall be deemed to preempt such state laws.

     9. It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability or the modification to conform with such laws or public policies of any one provision hereof shall not render unenforceable or impair the remainder of the Agreement. The covenants in Section 1 of this Agreement with respect to limitations on competition by geographic area shall be deemed to be separate covenants with respect to each county, city, town or similarly organized community, and should any court of competent jurisdiction conclude or find that this Agreement or any portion thereof is not enforceable with respect to any specific county, city, town or similarly organized community, such conclusion or finding shall in no way render invalid or unenforceable the covenants herein with respect to any other county, city, town or similarly organized community. Accordingly, if any provision shall be determined to be invalid or unenforceable either in whole or in part, this Agreement shall be deemed amended to delete or modify as necessary the invalid or unenforceable provisions to alter the balance of this Agreement in order to render the same valid and enforceable.

     10. The Executive acknowledges that any breach of this Agreement will result in irreparable damage to the Company for which the Company will not have an adequate remedy at law. In addition to any other remedies and damages available to the Company, the Executive further acknowledges that the Company shall be entitled to injunctive relief hereunder to enjoin any breach of this Agreement, and the parties hereby consent to an injunction in favor of the Company by any court of competent jurisdiction, without prejudice to any other right or remedy to which the Company may be entitled. The Executive represents and acknowledges that, in light of his experience and capabilities, the Executive can obtain employment with other than a Competing Business or in a business engaged in other lines and/or of a different nature than those engaged in by the Company or its subsidiaries or affiliates, and that the enforcement of a remedy by way of injunction will not prevent the Executive from earning a livelihood. In the


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event of a breach of this Agreement by the Executive, the Executive acknowledges that in addition to or in lieu of the Company seeking injunctive relief, the Company may also seek to recoup any or all amounts paid by the Company to the Executive pursuant to Section 3 hereof. Each of the remedies available to the Company in the event of a breach by the Executive shall be cumulative and not mutually exclusive.

     11. If an action is instituted to enforce any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover from the losing party reasonable attorneys' fees and costs.




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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and its directors, and the Executive has signed this Agreement, effective as of the date first above written.



ATTEST:                                        DUTCHFORK BANCSHARES, INC.



/s/ Elisabeth S. Murray                        /s/ J. Thomas Johnson
-----------------------------                  ---------------------------------
                                               For the Entire Board of Directors



WITNESS:                                       EXECUTIVE
/s/ Elisabeth S. Murray                        /s/ J. Thomas Johnson
                                               ---------------------------------
                                               J. Thomas Johnson